UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 19, 2004

QUINCY GOLD CORP.
(Exact name of registrant as specified in charter)

Nevada	000-31501	98 0218264
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

309 Center Street, Hancock, MI	49930
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (906) 370 4695

ITEM 5.02. APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 20, 2004 the Registrant’s board of directors appointed Mr. James Neville Fairbairn, C.A. as the Registrant’s Chief Financial Officer.

Mr. Fairbairn, age 46, is a Chartered Accountant with over ten years of experience with public companies. He currently serves a chief financial officer of CGX Energy Inc., a Canadian-based oil and gas company, and Black Pearl Minerals Consolidated Inc., a Canadian-based natural resource exploration company. Mr. Fairbairn has been a member of the Institute of Chartered Accountants of Ontario since 1987 and holds a Bachelor of Arts degree from the University of Western Ontario in London, Ontario Canada.

ITEM 8.01 OTHER EVENTS

The Securities and Exchange Commission declared the Registrant’s Registration Statement on Form SB-2 filed June 8, 2004 and amended August 17, 2004 effective on August 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2004

QUINCY GOLD CORP.

	By:	/s/ Daniel T. Farrell Daniel T. Farrell President and Chief Executive Officer